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                                                                    Exhibit 10.1


                          UNITED STATES DISTRICT COURT

                              DISTRICT OF MINNESOTA

                                 FOURTH DIVISION

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In re Summit Medical Systems, Inc.
Securities Litigation                                   Civ. No. 97-558 JMR/FLN

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                            STIPULATION OF SETTLEMENT


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         This Stipulation of Settlement, including all exhibits attached hereto
("Stipulation"), is made effective as of September 1, 2000, by and among the Named Plaintiffs (as hereinafter defined in paragraph V.A.9) on behalf of the Settlement Class (as hereinafter defined in paragraph V.A.19) by and through all of their attorneys ("Plaintiffs' Counsel" as hereinafter defined in paragraph V.A.15) in the Litigation (as hereinafter defined in paragraph V.A.8) and Summit Medical Systems, Inc., n/k/a Celeris Corp. ("Summit") Edward F. Sweeney, Kevin
R. Green, Anthony W. Rees, Kent J. Thiry, Dennis H. Powers, William J. Cavanagh, and John M. Nehra ("Defendants" as hereinafter defined in paragraph V.A.7).

1. BACKGROUND OF THE LITIGATION

         Plaintiffs commenced this class action pursuant to Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, and Sections 11 and 15 of the Securities Act of 1933 on behalf of a class of persons who purchased shares of Summit Medical Systems, Inc. stock between August 4, 1995, the date of Summit's initial public offering, and March 3, 1997, the date Summit announced that its financial statements had overstated its revenues since 1994. The original defendants were Summit and certain individual officers and directors of Summit and Ernst & Young, the accounting firm which served as an "expert" in connection with Summit's IPO. The Teachers' Retirement System of Louisiana brought an individual action against Summit and the same individual defendants. On September 23, 1997, the Summit defendants moved to dismiss the claims under Section 10(b) and 20(a) of the Securities Exchange Act of 1934. In an Order dated June 30, 1998, this Court denied the Summit defendants' motion to dismiss. Ernst & Young was dismissed as a defendant in this action and a separate suit was later commenced against them. On July 21, 1998, plaintiffs served their Second Amended Class Action Complaint. On August 21, 1998, the Summit defendants answered the Complaint. The Summit defendants have




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produced a substantial number of documents in response to plaintiffs' discovery requests and plaintiffs did commence deposition discovery. On February 10, 1999, this Court appointed retired Judge Robert Schefelbein as Special Master for settlement purposes. The parties met for a mediation before Judge Schefelbein on May 18, 1999. Informal discussion occurred after the mediation. After several months of discussion, the parties reached this agreement.

2. PLAINTIFFS' INVESTIGATION

         In connection with their pre-filing investigation and prosecution of the Litigation, Plaintiffs' Counsel have undertaken an extensive investigation into the facts and law relating to the matters alleged in the Litigation. They have reviewed and analyzed publicly available documents and information including disclosures prior to and during the course of the Litigation by Summit. In addition to their investigation, Plaintiffs' Counsel have collected and analyzed data regarding the amount of damages allegedly sustained by the members of the Settlement Class (as hereinafter defined in paragraph V.A.19). As a result of this investigation, public disclosures and analysis, the Named Plaintiffs, the Teachers' Retirement System of Louisiana and Plaintiffs' Counsel have concluded that the settlement of the Litigation as set forth herein is fair, reasonable, adequate, and in the best interests of the Settlement Class.

3. REASONS FOR SETTLEMENT

         A. BENEFITS OF SETTLEMENT TO THE SETTLEMENT CLASS.

         Plaintiffs' Counsel have carefully weighed the benefits to the Settlement Class of the settlement of the Litigation for the consideration offered by Defendants against the significant costs, risks of recovery, and delay that continued prosecution of the Litigation would involve. Plaintiffs' Counsel recognize the expense and length of continued proceedings necessary to continue the Litigation against Defendants through discovery, trial and appeals and have considered the problems




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of proof, and believe that the certainty and amount of this recovery outweigh the risks of proceeding further with the Litigation.

         B. BENEFITS OF SETTLEMENT TO THE DEFENDANTS.

         Defendants strongly deny any wrongdoing or liability relating to matters alleged in the Complaint. Nonetheless, defending this case has been expensive and time-consuming, so that Defendants have concluded that proceeding further with the Litigation would, in light of the proposed Settlement, be unduly expensive, burdensome and protracted. Defendants have devoted, and, unless this Settlement is made, will continue to devote, substantial time, energy and resources defending the claims asserted by the Named Plaintiffs in the Litigation. Moreover, while Defendants consider the risk of an adverse outcome to be unlikely, the damages sought should that risk materialize are substantial. Defendants have, therefore, concluded that it is in their best interests to settle the Litigation in the manner and upon the terms and conditions set forth in this Stipulation.

IV. INTENT OF THE PARTIES TO THIS SETTLEMENT

         The parties to this Stipulation intend, through this stipulation, to achieve a total peace between and among the class, the Teachers' Retirement System of Louisiana and Summit and the individual defendants with respect to any claims asserted, or which could have been asserted against Summit and/or the individual defendants in this action.

V. TERMS OF THE STIPULATION

         Now, therefore, in consideration of the mutual covenants set forth herein, it is hereby agreed and stipulated to, by and among the undersigned parties, and Plaintiffs' Counsel, on behalf of the Settlement Class, the Teachers' Retirement System of Louisiana and Named Plaintiffs, that the Litigation shall be settled, compromised and dismissed subject to the approval of this Court pursuant to Federal Rule of Civil Procedure 23(e) upon and subject to the following terms and conditions.



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1. DEFINITIONS.

         1. "Authorized Claimant" means a Claimant who has filed a timely and adequate Proof of Claim Form and Release (hereinafter defined in paragraph V.A.17), who is entitled to share in the Class Settlement Fund as defined herein, and whose claim has been approved for payment by the Escrow Agent and Plaintiffs' Co-Lead Counsel and allowed by the Court.

         2. "Claimant" means a Settlement Class Member who files a Proof of Claim Form and Release in such form, in such manner, and within such time as the Court shall prescribe.

         3. "Class Settlement Fund" means the sum of $750,000 to be paid as specified in Paragraph V.E. of this Stipulation, including any interest earned and to be earned thereon and 100,000 shares of Celeris Corp. stock and 500,000 Celeris Corp. warrants as fully described in Paragraph V.E.1 of this Stipulation

         4. "Defendants" means Summit Medical Systems, Inc., Edward F. Sweeney, Kevin R. Green, Anthony W. Rees, Kent J. Thiry, Dennis H. Powers, William J. Cavanagh, and John M. Nehra, and all and each of their predecessors, successors (specifically including Celeris Corporation), assigns, direct and indirect subsidiaries, divisions, parents, affiliates, and related entities, and all and each of its and their respective predecessors, successors and assigns, and all and each of its and their present and former officers, directors, partners, principals, underwriters, investment banks, employees, attorneys, and agents, and their respective assigns, successors, agents, representatives, heirs, executors, and administrators. For purposes of this Stipulation, Ernst & Young LLP is not included in the definition of Defendants.

         5. "Effective Date" means the date on which the Court's Order for Final Judgment approving this Stipulation, substantially in the form attached hereto as Exhibit B, becomes Final (hereinafter defined in paragraph V.A.6).




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         6. "Escrow Agent" means the escrow agent for the Class Settlement Fund, and shall be Wells Fargo or any successor thereto appointed by the Court to serve as custodian and disbursing agent for all assets transferred into the Class Settlement Fund. The Escrow Agent shall be authorized to execute such transactions, and only such transactions, as are consistent with the terms of this Stipulation.

         7. "Final" means the date on which the judgment in this Litigation becomes not subject to further appeals. Thus, "Final" means, without limitation, the date of expiration of the time for the filing or noticing of any appeal from Order for the Final Judgment of the Court, without any appeal being filed therein; or, if any appeal (not including any appeal of any award of attorneys' fees) is filed in the Litigation, the date upon which the judgment in the Litigation is finally affirmed on appeal, or the appeal is finally dismissed, without any request for further discretionary review of such appellate decision being sought, or, if further discretionary review of such appellate decision is sought, the date upon which such discretionary review is denied or is granted and results in a final affirmance to the judgment in the Litigation, not subject to further appeal or review.

         8. "Litigation" means the consolidated class action lawsuit presently pending in the United States District Court for the District of Minnesota under the caption: IN RE SUMMIT MEDICAL SYSTEMS, INC. SECURITIES Litigation, Master File No. 97-558 JMR/FLN and the separate individual action under the caption, TEACHERS' RETIREMENT SYSTEM OF LOUISIANA V. SUMMIT MEDICAL SYSTEMS, INC., ET AL., File No. 97-921 JMR/FLN.

         9. "Named Plaintiffs" means the named plaintiffs in this Litigation, specifically Heidi Sue Casavan, Darcie Molitor, Whitney McFarlin, George E. Faue, Patricia E. Faue, Janice McQuiston, Randolph G. Sunder, Phillip Thomas, Jong E. Lee, Linda Grady, Mathias Faue, Desiree Swan, Ranjit C. Desai, Priyam R. Desai, Herbert A. Beron, Gordon E. Bennett, C. William Brown,



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M.D. Trustee o/b/o C. William Brown M.D. P/S Trust DTD 4/1/85, Charles Fisher,
Judith Anne Jacobson, Ann M. Ritz , Joseph Cooper and Constructor's West, Inc. individually and all of their respective officers, employees, agents, heirs, executors, and assigns.

         10. "Net Settlement Amount" means the amount of the Class Settlement Fund less (i) all attorney fee and expense awards approved by the Court and (ii) all other expenses of creating and administering the Class Settlement Fund, including the fees and expenses of the Escrow Agent.

         11. "Order of Preliminary Approval" means the Order preliminarily approving this settlement in the form substantially as set forth in Exhibit A.

         12. "Order for Final Judgment" means the Order approving the Settlement detailed in this Stipulation in the form substantially as set forth in Exhibit B.

         13. "Person" means any individual, corporation, partnership, a limited liability company, association, joint stock company, trust, unincorporated organization, self-regulatory organization, government and any political subdivision thereof, or any other type of entity.


         14. "Plaintiffs' Co-Lead Counsel" means:

             Richard A. Lockridge                    Stanley M. Grossman
             Gregg M. Fishbein                       Patrick V. Dahlstrom
             Lockridge Grindal Nauen P.L.L.P.        Pomerantz Haudek Block &
             100 Washington Avenue South #2200       Grossman
             Minneapolis, MN 55401                   100 Park Avenue, 26th Floor
                                                     New York, NY  10017





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             Karen L. Morris
             Patrick F. Morris
             Morris and Morris
             1105 North Market Street, Suite 1600
             Wilmington, DE  19801

         15. "Plaintiffs' Counsel" means all of the undersigned listed as Counsel for Plaintiffs and Attorneys for Teachers' Retirement System of Louisiana.

         16. "Proof of Claim Form and Release" means that form, in the form attached as Exhibit E hereto or in such other form as may be approved by the Court, which is to be submitted by a Settling Class Member or Members for the purpose of, and as a prerequisite to, receiving a recovery under this Stipulation of Settlement.

         17. "Released Claims" means any and all manner of actions, causes of action, suits, obligations, claims, debts, demands, agreements, promises, liabilities, controversies, costs, expenses, and attorneys' fees whatsoever, whether in law or in equity and whether based on federal law, state law, common law, or foreign law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which the Settlement Class (hereinafter defined in paragraph V.A.18) and/or the Teachers' Retirement System of Louisiana or any of them, ever had, now has, or can have, or shall or may hereafter have, either individually, or as a member of the Settlement Class against Defendants (as defined in paragraph V.A.4) or any of them, for, based on, by reason of or arising from or in any way relating to the conduct alleged in the Litigation, or any action which could either have been consolidated or coordinated with the Litigation, or any action arising from or in any way related to the conduct alleged in the Litigation which could have been brought in any other forum including, but not limited to: (i) claims arising out of Summit's filings with the SEC during the class period; (ii) claims which relate directly or indirectly to any of the facts, transactions, events, occurrences, acts or omissions mentioned or referred to in the Second




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Amended and Consolidated Class Action Complaint; and (iii) claims arising out of the prosecution or defense of the Litigation, including, but not limited to, claims related to the execution of, and entering into, this Stipulation, including but not limited to, claims for fraud in the inducement, negligent misrepresentation, or fraud.

         18. "Settlement Class" means each Named Plaintiff and all persons who purchased or otherwise acquired shares of Summit during the period August 4, 1995 through March 3, 1997, inclusive on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns, and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries. Excluded from the Settlement Class are the Defendants, subsidiaries, affiliates, officers and directors of Summit, the heirs and members of the immediate families of the individual defendants, the legal representatives, heirs, successors and assigns of any Defendant, any entity in which any Defendant has or had a controlling interest, any persons who make a timely request for exclusion from the Settlement in accordance with notice, and all persons otherwise excluded by Order of the Court. The Teachers' Retirement System of Louisiana is not a member of the Settlement Class.

         19. "Settlement Class Member" means a member of the Settlement Class.

         20. "Settlement Class Period" means the period August 4, 1995 through March 3, 1997, inclusive.

         21. "Recognized Loss" for settlement purposes means the loss sustained by an Authorized Claimant, calculated as follows: purchase price of Summit stock (including fees and commissions) minus $3.875 or, in the event such shares were sold prior to the end of the Settlement Class Period, the price received for such shares (net of fees and commissions). If a member of the Settlement Class sold its, his or her Summit shares at a price (net of fees and commissions) higher than its, his or hers purchase price for such shares, there is no Recognized Loss and in such event



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the member of the Settlement Class is not entitled to receive any proceeds of the Class Settlement Fund with respect to such transactions.

                  a. "Holding Claim" for settlement purposes means, if the Authorized Claimant purchased Summit common stock during the Settlement Class Period and held it through the end of the Settlement Class Period, then the Recognized Loss shall be one hundred percent (100%) of the difference between the amount paid for the Summit common stock during the Settlement Class Period and $3.875 per share, trading price of Summit common stock at the close on the last day of the Class Period;

                  b. "Trading Claim" for settlement purposes means, if the Authorized Claimant purchased Summit common stock during the Settlement Class Period, then the Recognized Loss shall be fifty percent (50%) of the difference between the amount paid for and the amount realized from the subsequent sale of such shares during the Settlement Class Period; and, further,

                  c. For purposes of calculating claims for transactions in Summit common stock: (i) the determination of whether a position was held on March 3, 1997 is to be made on a "first-in, first-out" basis; (ii) profits on such transactions in Summit common stock during the Settlement Class Period will be netted against claims as to each transaction to arrive at a total claim for each Authorized Claimant; and (iii) an Authorized Claimant who has a net profit in all such transactions shall not share in the Settlement Fund but will be bound by all the terms of this Stipulation, including the terms of the Order and Final Judgment.

         B. THE COURT'S ORDER APPROVING A CONDITIONAL SETTLEMENT CLASS AND PRELIMINARILY APPROVING THE SETTLEMENT.

         As soon as practicable after execution of this Stipulation of Settlement, counsel for the undersigned parties shall apply jointly to the Court for the Order of Preliminary Approval, in form



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and substance substantially identical to the one attached hereto as Exhibit A, which shall specifically include provisions which:

         1. Preliminarily approve the Settlement as embodied in this Stipulation;

         2. For purposes of settlement only, conditionally certify the Settlement Class pursuant to the Federal Rules of Civil Procedure 23(a) and (b), and provide that the interests of the Settlement Class Members in enforcing their rights in the Litigation will be fairly and adequately represented by the Named Plaintiffs and Plaintiffs' Co-Lead Counsel.

         3. Approve the form of Notice of Class Action determination and hearing on proposed settlement of class action ("Notice of Settlement Hearing") substantially in the form attached hereto as Exhibit C, for mailing to Settlement Class Members in order to provide notice of a hearing for approval of the settlement, and direct that Plaintiffs' Co-Lead Counsel mail or cause to be mailed such Notice of Settlement Hearing to those Settlement Class Members who can be identified through reasonable effort, such mailing to be accomplished no later than ten (10) days after entry of the Order of Preliminary Approval by the Court and at least forty-five (45) days prior to the date of hearing for final approval of the Proposed Settlement;

         4. Approve the form of summary notice, substantially in the form attached hereto as Exhibit D, to be published in order to provide notice of the hearing for approval of the settlement and direct that Plaintiffs' Co-Lead Counsel cause such summary notice to be published once in the USA Today Monday Legal Section and the Business Section of the Minneapolis Star Tribune no later than 20 days after entry of the Order of Preliminary Approval by the Court;

         5. Find that the mailing and publication pursuant to paragraphs V.B.1.b. and V.B.1.c. constitute the best notice practicable under the circumstances, and constitute due and sufficient notice of the matters set forth in said notices to all persons entitled to receive notice, and that such



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mailing and publication fully satisfy the requirements of due process and
Federal Rule of Civil Procedure 23;

         6. Require any Settlement Class Member who desires to request exclusion from the Settlement Class to so notify the Clerk of Court and counsel for the undersigned parties in the manner set forth in the Notice of Settlement Hearing (Exhibit C attached hereto), and to provide the information required therein;

         7. Schedule a hearing to be held by the Court (the "Settlement Hearing") in order to determine:

                  (a) whether the settlement should be finally approved as fair, reasonable, adequate and in the best interests of the Settlement Class;

                  (b) whether a Final Judgment dismissing the Litigation on the merits, with prejudice and without costs, should be entered against Settlement Class Members and in favor of Defendants as required by this Stipulation;

                  (c) whether the proposed allocation and distribution of the Net Settlement Amount is fair; and

                  (d) Plaintiffs' Counsel's petition for an award of attorneys' fees, experts' fees, costs and expenses ("fee petition");

         8. Provide that any objections to the settlement, the allocation of the settlement proceeds or fee petition shall be heard, and any papers submitted in support of said objections shall be received and considered by the Court at the Settlement Hearing (unless, in its discretion, the Court shall direct otherwise), only if, on or before a date to be specified in the Notice of Settlement Hearing, persons making objections file notice of their intention to appear, and file copies of such



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papers with the Clerk of Court and, on or before the date of filing, serve such papers upon Plaintiffs' Co-Lead Counsel and counsel for Defendant;

         9. Approve the form of Proof of Claim and Release, substantially in the form attached hereto as Exhibit E, and direct that Plaintiffs' Co-Lead Counsel mail or cause to be mailed such Proof of Claim and Release at the same time, in the same manner, and to the same persons as provided in paragraph V.B.1.b. above with respect to the Notice of Settlement Hearing;

         10. Provide that, in order to participate in this settlement, a Settlement Class Member must execute and file a Proof of Claim and Release Form in the manner provided therein within such time as is allowed by the Court;

         11. Provide that, upon entry of the Order for Final Judgment in form and substance substantially identical to the order submitted by the parties as Exhibit B to the Stipulation, all Settlement Class Members, regardless of whether they file a Proof of Claim and Release within the time provided therefor, shall be permanently barred and enjoined from commencing, instituting, or prosecuting any action or other proceeding or asserting any claims constituting or arising from Released Claims against Defendant in any court of law or equity, arbitration tribunal or administrative or other forum, and that all Settlement Class Members conclusively shall otherwise be bound by all of the terms of this Stipulation, including without limitation, the terms of any judgment entered, and shall be deemed to have released any and all such claims;

         12. Provide that, if this Stipulation becomes effective, only persons who are Authorized Claimants shall have rights in the distribution of the Net Settlement Amount;

         13. Provide that a Proof of Claim and Release filed by mail shall be deemed to have been filed when postmarked, if mailed by first class mail, registered mail or certified mail, postage prepaid, addressed in accordance with the instructions given in the Proof of Claim and Release, and



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that all other Proofs of Claim and Releases shall be deemed to have been filed at the time they are actually received by Plaintiffs' Co-Lead Counsel or the Escrow Agent;

         14. Provide that proceeds of the settlement contributed to the Class Settlement Fund shall at all times be one or more "qualified settlement funds" within the meaning of Treas. Reg. 1.468B-1; and

         15. Provide that the Settlement Hearing may, from time to time and without further notice to Settlement Class Members, be continued or adjourned by Order of the Court.

         C. JUDGMENT TO BE ENTERED BY THE COURT APPROVING THE SETTLEMENT.

         Upon final approval by the Court of the settlement set forth in this Stipulation, a final judgment shall be entered by the Court pursuant to an Order for Final Judgment in form and substance substantially identical to the one attached hereto as Exhibit B, which shall specifically include the following provisions:

         1. Approve the settlement set forth in this Stipulation as fair, reasonable, adequate and in the best interests of the Settlement Class and direct consummation of the settlement in accordance with the terms and provisions of this Stipulation;

         2. Finally certify a Settlement Class as defined herein in accordance with Federal Rules of Civil Procedure 23(a) and 23(b)(3);

         3. Fully and finally dismiss the Litigation with prejudice and on the merits in favor of Defendants and against all Settlement Class Members and the Teachers' Retirement System of Louisiana without costs (except as may be provided herein) to any undersigned party as against any other;




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         4. Adjudge that Settlement Class Members shall, jointly and severally, conclusively, irrevocably and unconditionally be deemed to have released all Released Claims, subject only to payment of the monies into the Class Settlement Fund by Defendant;

         5. Bar and permanently enjoin all Settlement Class Members from instituting, asserting or prosecuting, either directly, representatively, derivatively or in any other capacity, any and all claims that constitute or arise from Released Claims;

         6. Bar and permanently enjoin all persons from initiating, asserting or prosecuting any and all future claims for contribution arising out of or relating to the overstatement of revenues that gave rise to the underlying Litigation;

         7. Award Plaintiffs' Counsel, from out of the Class Settlement Fund, such attorneys' fees, experts' fees, costs and expenses as the Court may allow;

         8. Incorporate the provisions of paragraph V.D.; and

         9. Reserve jurisdiction over: (a) implementation of this Settlement and any distribution to Authorized Claimants, pursuant to further orders of the Court; (b) disposition of the Class Settlement Fund; (c) the Litigation, until the judgment contemplated in this paragraph V.C. has become final as contemplated in paragraph V.A.7., and each and every act agreed to be performed by the undersigned parties shall have been performed pursuant to this Stipulation; (d) the Litigation, for the purpose of implementing distributions to Class Members in accordance with the Notice; and (e) all undersigned parties, for the purpose of enforcing and administering this Stipulation.





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         D. NO ADMISSION OF LIABILITY.

         This Stipulation and Settlement, and any and all exhibits or documents referred to herein, or any terms, conditions or representations therein, or any action taken to carry out this Stipulation or this Settlement, may not be construed as or used as an admission by or against defendants of any fault, wrongdoing or liability whatsoever. Defendants have denied and expressly continue to deny all of Plaintiffs' claims. Pursuant to this Stipulation and Settlement, as Ordered by this Court, and pursuant to Federal Rule of Evidence 408, the Rules of Evidence of the various states and the Rules of Evidence followed by any quasi-judicial bodies, including regulatory and self-regulatory organizations, and any other applicable law, rule or regulation, the fact of entering into or carrying out this Stipulation, the exhibits hereto, and any negotiations and proceedings related hereto, shall not be construed as, offered into evidence as, or deemed to be evidence of an admission or concession of liability by or an estoppel against any of the undersigned parties, and shall not be offered or received into evidence, or considered, in any action or proceeding against any undersigned party in any judicial, quasi-judicial, administrative agency, regulatory or self-regulatory organization, or other tribunal, or proceeding for any purpose whatsoever, other than to enforce the provisions of this Stipulation or the provisions of any related agreement, release, or exhibit hereto, or in the case of any subsequent action against the Defendants, Named Plaintiffs and any Plaintiffs' Counsel or the Class on any or all of the Released Claims, in order to support a defense of res judicata, collateral estoppel, accord and satisfaction, release or other theory of claim or issue preclusion or similar defense.

         E. CREATION OF THE CLASS SETTLEMENT FUND.

         1. Subject to and in accord with the terms of this Stipulation, and in full and final settlement of the Released Claims in the Litigation, Defendant shall deliver or cause to be delivered to the Escrow Agent the sum of Seven Hundred and Fifty Thousand Dollars ($750,000) to form the



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Class Settlement Fund, within ten (10) business days of the entry of the Order of Preliminary Approval. Defendants shall also deliver within ten (10) business days of the entry of the Order of Preliminary Approval a certificate representing 100,000 shares of Celeris Corporation common stock and a document representing 400,000 warrants for Celeris Corp. common stock with an exercise price of $4.00 per share and an expiration date of September 1, 2005.

         2. The cash, stock and warrants as set forth in paragraph V.E.1 that constitute the Class Settlement Fund shall be treated as a Qualified and Designated Settlement Fund under Section 468B of the Internal Revenue Code and the regulations or proposed regulations promulgated thereunder (including, specifically, Treasury Regulations ss.l.468B-l-5 and any successor regulations). The Escrow Agent, or its designee, shall be the administrator of the Class Settlement Fund and shall file all informational and other tax returns necessary to report any income earned by the Class Settlement Fund, and shall be responsible for taking out of the Class Settlement Fund, as and when legally required, any tax payments (including interest and penalties) due on income earned by Class Settlement Fund and request refunds, when and if appropriate, with any such refunds to become part of the Class Settlement Fund. All tax (including interest and penalties) due with respect to the income earned by the Settlement Fund shall be paid by the Class Settlement Fund, and Defendants shall have no responsibility for the foregoing or any other costs, fees, expenses or payments, other than the payment of a total of $750,000 and 100,000 shares of Celeris Corp. common stock and 400,000 warrants for Celeris Corp. stock pursuant to the terms of this Stipulation.

         3. As of the Effective Date, all rights of Defendants in or to the Class Settlement Fund shall be extinguished, and Defendants shall have no responsibility or liability with respect to any actions taken or not taken with respect to the Class Settlement Fund.



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         4. Except as provided in this Stipulation, all interest earned on the
Class Settlement Fund shall be added to the Class Settlement Fund and distributed pursuant to this Stipulation.

         5. As soon as their pro rata share of all Recognized Losses can be determined, a separate payment shall be made to the Teachers' Retirement System of Louisiana.

         F. SUPERVISION AND DISTRIBUTION OF THE CLASS SETTLEMENT FUND.

         Defendants shall have no responsibility of any kind with respect to the distribution of the Court-approved class notice, the allocation of the Net Settlement Amount or the processing of claims or otherwise with respect to the administration of this settlement or the Class Settlement Fund.

         G. ATTORNEYS' FEES, EXPERT FEES, COSTS AND EXPENSES.

         Any attorneys' fees, experts' fees, costs and expenses to be sought or obtained in connection with the settlement shall be paid out of the Class Settlement Fund, upon authorization of the Court. Defendants shall have no responsibility or liability whatsoever with respect to such attorneys' fees, experts' fees, costs and expenses.

         H. COST OF NOTICE AND SETTLEMENT ADMINISTRATION.

         Costs of Notice and Settlement Administration shall include the actual costs incurred in giving notice to Settlement Class Members and in administering the Settlement, including, but not limited to, printing the Notice to Settlement Class Members in the form attached as Exhibit C, identifying and notifying Settlement Class Members, publishing the summary notice in the form of Exhibit D, contacting brokerage firms and other beneficial owners for the purpose of identifying and notifying Settlement Class Members, soliciting the filing of claims and Proofs of Claims and Releases by Settlement Class Members and processing Proofs of Claims and Releases, determining the validity and amount of claims to be approved, calculating and allocating the Net Settlement Amount, and filing all informational and other tax returns necessary to report any income earned by the Class Settlement Fund and taking out of the Class Settlement Fund any tax payments due on income earned, and request refunds, when and if appropriate. Defendants shall have no responsibility or liability whatsoever with respect to these costs.

         I. RELEASE TERMS.

         In consideration of the payment to be made by Defendants and the issuance of common stock and warrants of Celeris pursuant to this Stipulation, the Settling Class Members and the Teachers' Retirement System of Louisiana hereby consent to an Order of the Court effectuating this Stipulation and their release of Defendants under the following terms:

         1. The Teachers' Retirement System of Louisiana and each Settlement Class Member, on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns, and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries, releases and forever discharges any and all manner of actions, causes of action, suits, obligations, claims, debts, demands, agreements, promises, liabilities, controversies, costs, expenses, and attorneys' fees whatsoever, whether in law or in equity and whether based on federal law, state law, common law, or foreign law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which they or any of them, either individually or as a Settlement Class Member, ever had, now have, or can have, or shall or may hereafter have against Defendants (as defined in paragraph V.A.4) or any of them, for, based on, by reason of or arising from or in any way relating to the Released Claims. Each Settlement Class Member releases and forever discharges Defendants whether or not such Settling Class Member executes and delivers the Proof of Claim and Release.

         2. The Settlement Class Members shall be forever barred and enjoined from commencing, instituting or prosecuting any action or other proceeding in any court of law or equity, arbitration tribunal or administrative forum, directly, representatively or derivatively, that asserts against Defendants any claims that relate to or constitute any of the Released Claims.

         3. The Litigation shall be dismissed with prejudice and on the merits as to Defendants, and without further costs to any party.

         J. CONDITIONS OF SETTLEMENT.

         1. This Stipulation shall be deemed terminated and canceled, and shall have no further force and effect whatsoever, if:

                  a. there is no Effective Date;

                  b. the Court denies the motion to enter an Order of Preliminary Approval of the Settlement and to direct that notice of the settlement be given, substantially in the forms provided in paragraphs V.B. and Exhibits A and C hereto, or if such Order is entered, it later is reversed or modified, whether on appeal or otherwise, so that it is no longer substantially in the form provided in paragraphs V.B. and Exhibits A and C;

                  c. the Court denies the motion to enter an Order for Final Judgment in substantially the form provided in paragraphs V.C. and Exhibit B hereto, or if such a judgment is entered thereon, it is later reversed or materially modified, whether on appeal or otherwise.

         2. The Defendants shall have the right, at their sole option, to terminate and cancel this Stipulation if more than 335,000 shares of Summit common stock held by members of the Settlement Class that are excluded from the Settlement pursuant to paragraph V.B.6 and Exhibit C, paragraph 5 of this Stipulation, or otherwise by Order of the Court

                  a. TERMINATION PRIOR TO HEARING.

                  Plaintiffs' Counsel shall notify Defendants of the number of shares electing to opt out of the Settlement within (5) five business days after the date by which timely requests for exclusion must be received, in accordance with this Stipulation. If the number of shares electing to opt out of the Settlement exceeds 335,000 shares at that time, Defendants may elect to terminate and cancel this Stipulation at their sole option by giving written notice to Plaintiffs' Co-Lead Counsel within (5) five business days after receipt of this information from Plaintiffs' Co-Lead Counsel.

                  b. WITHDRAWAL OF OPT-OUTS

                  If Plaintiffs' Co-Lead Counsel succeed in causing the withdrawal of a certain number of opt-outs before the Settlement Hearing commences so that the number of shares electing to opt-out equals or falls below 335,000 shares, then any notice of election to withdraw pursuant to subparagraph
(a), above, shall be a nullity. The filing of such withdrawal of opt-outs may be done by Plaintiffs' Co-Lead Counsel;

                  c. TERMINATION DUE TO EXCLUSION AT HEARING

                  If the number of shares that have timely elected to opt-out (and have not been withdrawn) combined with the number of shares excluded by the Court at the Settlement Hearing exceeds 335,000 shares Defendants may elect to terminate and cancel this Stipulation at their sole option within (3) three business days after the Settlement Hearing. In the event the Court reserves its decision regarding the exclusion of persons from the Settlement Class, the Defendants' right to terminate and cancel this Stipulation pursuant to this paragraph shall be preserved until such time as the Court renders its decision, in which case the Defendants may elect to exercise their right to terminate and cancel this Stipulation, at their sole option, by giving written notice to Plaintiffs' Co-Lead Counsel within (3) three business days following receipt of the Court's decision.

         K. MISCELLANEOUS PROVISIONS.

         1. All of the exhibits attached hereto are incorporated by this reference and made a part hereof as though fully set forth herein.

         2. This Stipulation, including this paragraph, may be amended or modified only by a written instrument signed by all undersigned parties or their successors-in-interest and approved by the Court.

         3. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other, prior or subsequent breach of this Stipulation.

         4. This Stipulation and its exhibits and the separate escrow agreement constitute the entire agreement among the undersigned parties and no representations, warranties or inducements have been made to any party concerning this Stipulation or its exhibits, or the settlement it contemplates, other than the representations, warranties and covenants contained and memorialized in this Stipulation and its exhibits and the separate escrow agreement. In entering into this Stipulation, each member of the Settlement Class specifically waives and forever releases any and all claims, known or unknown, whatsoever based on federal, state, local, statutory, or common law or any other law, rule or regulation related to the execution of, and entry into, this Stipulation, including, but not limited to, claims for fraud in the inducement, negligent misrepresentation or fraud.

         5. This Stipulation, the settlement described herein, and the consideration therefore are offered and given in return for and are contingent upon the releases of the Released Claims described herein, the payment of the Class Settlement Fund by or on behalf of Defendant, and Defendant receiving a full and final dismissal on the merits and with prejudice under Rule 54 of the Federal Rules of Civil Procedure or otherwise, and without costs and attorneys' fees, approved by the Court and not subject to further appeal or petition for discretionary review by any person.

         6. Any allowance, disallowance, or modification of the following shall not constitute grounds for the termination, cancellation or voiding of this Stipulation and settlement, and shall not affect the effectiveness of this
Stipulation:

                  a. any denial or partial denial of applications, motions, appeals or other proceedings of any kind and nature whatsoever which relate in any way to any request by Plaintiffs' Counsel for attorneys' fees, costs and expenses, including the fees of experts and consultants, incurred in the Litigation by the Plaintiffs' Counsel; or

                  b. the determination and calculation of allowed claims and the distribution of the Net Settlement Amount to Authorized Claimants.

         7. In the event that the Effective Date does not occur, then, within ten (10) days after written notice is sent by counsel for any undersigned party to the Escrow Agent and counsel for all other undersigned parties, the stock and warrants issued and payment made by or on behalf of Defendants to the Class Settlement Fund shall be refunded by the Escrow Agent to Defendants, plus any proceeds realized from the sale of Celeris Corp. common stock and all interest earned thereon. Any reasonable and necessary amounts actually incurred in connection with the Costs of Notice and Settlement Administration will not be refunded to Defendants, up to a maximum of $50,000. In such event, the undersigned parties shall be deemed to have reverted to their respective statuses as of the date and time immediately prior to the execution of this Stipulation, and they shall proceed in all respects as if this Stipulation, its exhibits, and any related agreements or orders had never been executed, provided that the portion of the Class Settlement Fund that is not refunded pursuant to this Paragraph shall be credited against such recovery, if any, whether by settlement or judgment, which may eventually be obtained from Defendants. In such event, the undersigned parties jointly will seek vacation of any order entered or actions taken in connection herewith.

         8. Plaintiffs' Co-Lead Counsel, on behalf of the Settlement Class and counsel for the Teachers' Retirement System of Louisiana, represent that they are expressly authorized by each of the Named Plaintiffs and their client to sign this Stipulation and to take all appropriate action required or permitted to be taken by the Settlement Class pursuant to this Stipulation to effectuate its terms and also are expressly authorized to enter into, on behalf of the Settlement Class and the Teachers' Retirement System of Louisiana, any modifications or amendments to this Stipulation which they deem appropriate. Persons executing the Stipulation on behalf of Named Plaintiffs, the Settlement Class and the Teachers' Retirement System of Louisiana warrant and represent that they have full and complete authority to compromise and settle the Released Claims and that no claims or rights of Named Plaintiffs, the Settlement Class or the Teachers' Retirement System of Louisiana against Defendant have been assigned or otherwise transferred.

         9. This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the undersigned parties.

         10. Defendants covenant, warrant and represent that: (i) they have full power and authority to enter into this Stipulation and all necessary approval and authority has been obtained; and (ii) neither this Stipulation, nor any obligation, duty or requirement hereunder, if performed by said party as provided herein, violate, or would cause a default of, any agreement, contract, or indenture to which Summit is a party or by which it is bound.

         11. This Stipulation and its exhibits shall be governed by the laws of the State of Minnesota. The parties agree to submit themselves to the jurisdiction of the United States District Court for the District of Minnesota for the enforcement, interpretation or construction of the Stipulation and its exhibits, and all other matters regarding or relating to them.

         12. Should any of the provisions of this Stipulation conflict with the terms of the exhibits hereto, the terms of this Stipulation shall control except for Orders of the Court.

         13. This Stipulation may be signed in counterparts without each party signing the same, and each such counterpart shall constitute one and the same agreement, provided, however that the Stipulation shall not be binding until it has been signed by everyone for whom a signature line has been provided.

         IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed by their duly authorized attorneys as of the dates set forth below.

Dated:  September 27, 2000           LOCKRIDGE GRINDAL NAUEN P.L.L.P.



                                     By: /s/ Richard A. Lockridge
                                         -------------------------------------
                                             Richard A. Lockridge (#64117)
                                             Gregg M. Fishbein (#202009)
                                     Suite 2200
                                     100 Washington Avenue South
                                     Minneapolis, MN  55401
                                     Telephone: (612) 339-6900



                                     POMERANTZ HAUDEK
                                         BLOCK & GROSSMAN
                                              Stanley M. Grossman
                                              Patrick V. Dahlstrom
                                     26th Floor
                                     100 Park Avenue
                                     New York, NY 10017-5516
                                     Telephone: (212) 661-1100



                                     MORRIS AND MORRIS
                                              Karen L. Morris
                                              Patrick F. Morris
                                     Suite 1600
                                     1105 North Market Street
                                     Wilmington, DE  19801
                                     Telephone: (302) 426-0400



                                     CO-LEAD COUNSEL FOR PLAINTIFFS

Dated:  September 26, 2000           BADER & BADER



                                     By: /s/ John A. Halpern for I. Walton Bader
                                         ---------------------------------------
                                             I. Walton Bader
                                     65 Court Street
                                     White Plains, NY  10601
                                     Telephone: (914) 779-1344

                                       JOHN A. HALPERN & ASSOCIATES

                                       By: /s/ John A. Halpern
                                           -------------------------------------
                                              John A. Halpern
                                       500 Plymouth Building
                                       12 South Sixth Street
                                       Minneapolis, MN  55402
                                       Telephone: (612) 375-1980



                                       ATTORNEYS FOR TEACHERS' RETIREMENT
                                       SYSTEM OF LOUISIANA


Dated:  September 25, 2000             DORSEY & WHITNEY LLP



                                       By: /s/ Peter W. Carter
                                           -------------------------------------
                                               Peter W. Carter (#227958)
                                       Pillsbury Center South
                                       220 South Sixth Street
                                       Minneapolis, MN  55402
                                       Telephone: (612) 340-2600

                                       ATTORNEYS FOR DEFENDANTS

                                    EXHIBIT A

                          UNITED STATES DISTRICT COURT
                              DISTRICT OF MINNESOTA
                                 FOURTH DIVISION

- - - - - - - - - - - - - - - - - - - - - - - - - - -

In re Summit Medical Systems, Inc.
Securities Litigation                                    Civ. No. 97-558 JMR/FLN

- - - - - - - - - - - - - - - - - - - - - - - - - - -


                    ORDER PRELIMINARILY APPROVING SETTLEMENT

         WHEREAS, the parties to the above-described class action litigation (the "Litigation") have applied for an Order pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, preliminarily approving a proposed settlement of the Litigation in accordance with the Stipulation of Settlement (the "Stipulation" or "Proposed Settlement") entered into by the parties effective as of September 1, 2000 and dismissing the Litigation upon the terms and conditions set forth in the Stipulation.

         NOW, THEREFORE, pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, upon the agreement of the parties and after consideration of the Stipulation and the exhibits annexed thereto;

         IT IS HEREBY ORDERED that:

         1. The representations, agreements, terms and conditions of the parties' Proposed Settlement, as embodied in the Stipulation and all of the exhibits annexed thereto, are preliminarily approved pending a final hearing on the Proposed Settlement as provided herein. The Stipulation (including the definitions set forth therein) is expressly incorporated into and made a part of this Order.

         2. For purposes of the Proposed Settlement only, the Court conditionally certifies a Settlement Class consisting of: all persons or entities who purchased or otherwise acquired shares of

Summit Medical Systems, Inc. ("Summit") during the period August 4, 1995 through March 3, 1997, inclusive on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns, and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries ("the Settlement Class"). Excluded from the Settlement Class are the Defendants, subsidiaries, affiliates, officers and directors of Summit, the heirs and members of the immediate families of the individual defendants, the legal representatives, heirs, successors and assigns of any defendant, and any entity in which any defendant has or had a controlling interest.

         3. For purposes of the Proposed Settlement only, the law firms of Lockridge Grindal Nauen P.L.L.P., 100 Washington Avenue South, Suite 2200, Minneapolis, Minnesota 55401, Pomerantz Haudek Block & Grossman, 26th Floor, 100 Park Avenue, New York, N.Y., 10017 and Morris and Morris, Suite 1600, 1105 North Market Street, Wilmington, DE 19801 are hereby appointed and designated as Co-Lead Counsel for Plaintiffs to act on behalf of the Settlement Class, including the Named Plaintiffs, and the other Plaintiffs' counsel, with respect to all acts or consents permitted or required by the Stipulation, or such other acts as may be reasonably necessary to consummate the Proposed Settlement.

         4. Having reviewed the proposed form of Notice of Pendency of Class Action, Conditional Class Certification, Settlement and Fairness Hearing submitted by the parties as Exhibit C to the Stipulation ("Notice of Settlement Hearing") and the Plan of Allocation contained therein, the Court hereby approves such Notice of Settlement Hearing and directs that Co-Lead Counsel for Plaintiffs shall mail, or cause to be mailed, such Notice of Settlement Hearing to all members of the Settlement Class ("Settlement Class Member" or "Settlement Class Members") who can be identified through reasonable effort. The mailing is to be made by first class United States mail, postage prepaid no later than 10 days after the date of this Order and at least 45 days prior to the date of hearing for final approval of the Proposed Settlement.

         5. Having reviewed the proposed form of Summary Notice of Pendency of Class Action, Conditional Class Certification, Settlement and Fairness Hearing submitted by the parties as Exhibit D to the Stipulation ("Summary Notice"), the Court hereby approves such Summary Notice and directs that Co-Lead Counsel for Plaintiffs shall cause such Summary Notice to be published once in the Monday Legal Section of USA Today and in the Business Section of the Minneapolis Star Tribune no later than 20 days after entry of the Order of Preliminary Approval by the Court.

         6. The Court finds and determines that mailing of the Notice of Settlement Hearing and publication of the Summary Notice in the USA Today and Star Tribune newspapers constitute the best notice to the Settlement Class practicable under the circumstances, constitute due and sufficient notice of the matters set forth in said Notices, to all persons entitled to receive notice, and duly satisfy the requirements of due process and of Rule 23 of the Federal Rules of Civil Procedure.

         7. A hearing will be held by this Court in Courtroom 15E, United States District Court, District of Minnesota, U.S. Courthouse, 300 South Fourth Street, Minneapolis, Minnesota 55415 at 9:00 a.m. on January 5, 2001 (the "Settlement Hearing"), to determine (a) whether the proposed class should be finally certified; (b) whether the Proposed Settlement should be approved as fair, reasonable, adequate and in the best interests of the Settlement Class; (c) whether a final judgment dismissing the Litigation on the merits, with prejudice and without costs, should be entered against Settlement Class Members and in favor of Defendants as required by the Stipulation; (d) whether the proposed allocation and distribution of the Net Settlement Amount is fair; and (e) whether Counsel for Plaintiffs' petition for an award of attorneys' fees, experts' fees, costs and expenses (the "Fee Petition") should be approved. The hearing will also consider whether the proposed class should be finally certified under Federal Rules of Civil Procedure 23(a) and 23(b)(3). The Settlement Hearing is subject to continuation or adjournment by the Court without further notice to the Settlement Class members.

         8. Any Settlement Class Member who desires to appear at the Settlement Hearing and show cause, if any, why the Proposed Settlement, the allocation of settlement proceeds or the Fee Petition should not be approved as fair, reasonable, adequate and in the best interests of the Settlement Class, or why a final judgment should not be entered consistent with the Stipulation, or why the class should not be certified as proposed, must serve and file a written notice of intention to appear and written objections in the form and manner required by the Notice of Settlement Hearing. Such notice of intention to appear and objections must be addressed to the Clerk of United States District Court for the District of Minnesota, U.S. Courthouse, Room 202, 300 South Fourth Street, Minneapolis, Minnesota 55415; must refer to the action IN RE SUMMIT MEDICAL SYSTEMS, INC. SECURITIES LITIGATION, Master File No. 97-558 JMR/FLN; must be filed with and received by the Clerk of Court by December 22, 2000; must provide, with respect to each transaction in Summit made by such person during the Settlement Class Period, a statement setting forth the date, type of transaction, price and quantity of shares involved; must provide a detailed statement of such person's specific objections to any matter before the Court, the grounds therefor and the reasons for such person's desiring to appear and be heard; and must include all documents and other writings such person wishes the Court to consider. Copies of all materials filed with the Clerk of Court must also be sent to and received by the following counsel on or before the date those materials are filed with the Clerk of Court:

Richard A. Lockridge
Gregg M. Fishbein
Lockridge Grindal Nauen P.L.L.P.
100 Washington Avenue South, Suite 2200
Minneapolis, MN  55401

Attorneys for Plaintiffs and the Settlement Class

- and -

Peter W. Carter
Dorsey & Whitney LLP
Pillsbury Center South
220 South Sixth Street
Minneapolis, MN  55402

Attorneys for Defendants

         9. No person shall be entitled to object to the Proposed Settlement, to the final judgment to be entered in the Litigation, to the allocation of the settlement proceeds, or to any award of attorneys' fees, costs and expenses to Plaintiffs' Counsel, or otherwise to be heard, except by serving and filing a written notice of intention to appear and written objections in the form and manner and by the date required by the Notice of Settlement Hearing. Any person who fails to object in the manner and by the date required shall be deemed to have waived any objections and shall be forever barred from raising such objections in this or any other action or proceeding.

         10. Having reviewed the proposed form of Proof of Claim and Release submitted by the parties as Exhibit E to the Stipulation, the Court hereby approves such Proof of Claim and Release and directs that Plaintiffs' Co-Lead Counsel shall mail, or cause to be mailed, such Proof of Claim and Release at the same time, in the same manner, and to the same persons as provided in Paragraph 3 with respect to the Notice of Settlement Hearing.

         11. In order to share in any proceeds resulting from the settlement of the Litigation, Settlement Class Members must file a Proof of Claim and Release ("Proof of Claim") in the manner provided therein no later than December 15, 2000. A Proof of Claim filed by mail shall be deemed to have been filed when postmarked, if mailed by first class mail, registered mail or certified mail, postage prepaid, addressed in accordance with the instructions given in the Proof of Claim, and all other Proofs of Claim shall be deemed to have been filed at the time they are actually received by Plaintiffs' Co-Lead Counsel or the Escrow Agent.

         12. Upon the entry of the Order for Final Judgment in form and substance substantially identical to the order submitted by the parties as Exhibit B to the Stipulation, after the Settlement Hearing, all Settlement Class Members, whether or not they have filed a Proof of Claim within the time provided, shall be permanently barred and enjoined from commencing, instituting, or prosecuting any action or other proceeding or asserting any claims constituting or arising from Released Claims against Defendant in any court of law or equity, arbitration tribunal or administrative or other forum, and that all Settlement Class Members conclusively shall otherwise be bound by all of the terms of this Stipulation, including without limitation, the terms of any judgment entered, and shall be deemed to have released any and all such claims.

         13. The Stipulation of Settlement, and any and all exhibits or documents referred to therein, and terms, conditions or representations therein, or any action taken to carry out this Stipulation or this Settlement, may not be construed as or used as an admission by or against Defendants of any fault, wrongdoing or liability whatsoever. Defendants have denied and expressly continue to deny all of Plaintiffs' claims. Pursuant to Federal Rule of Evidence 408, the Rules of Evidence of the various states and the Rules of Evidence followed by any quasi-judicial bodies, including regulatory and self-regulatory organizations, the fact of entering into or carrying out the Stipulation, the exhibits hereto, and any negotiations and proceedings related hereto, shall not be construed as, offered into evidence as, or deemed to be evidence of, an admission or concession of liability by or an estoppel against any of the parties, and shall not be offered or received into evidence, or considered, in any action or proceeding against any party to the Litigation in any judicial, quasi-judicial, administrative agency, regulatory or self--regulatory organization, or other tribunal, or proceeding for any purpose whatsoever, other than to enforce the provisions of this Stipulation or the provisions of any related agreement, release, or exhibit hereto, or in the case of any subsequent action against Defendants, Named Plaintiffs and any Plaintiffs' Counsel or the Class on any or all of the Released Claims, in order to support a defense of res judicata, collateral estoppel, accord and satisfaction, release or other theory of claim or issue preclusion or similar defense.

         14. Upon the entry of the Order for Final Judgment after the Settlement Hearing, and upon the Effective Date of the final judgment, which will occur on the date upon which the judgment in the Litigation becomes not subject to further appeal or review, only persons who are Authorized

Claimants shall have rights in the distribution of the Net Class Settlement Fund created by the Proposed Settlement.

         15. Pending final determination of whether the settlement contained in the Stipulation shall be approved, neither the Named Plaintiffs nor any other Settlement Class Member, either directly, representatively or in any other capacity, shall continue, commence or prosecute the Litigation.

         16. The capitalized terms used herein shall have the meaning assigned to them in the Stipulation.


                                         BY THE COURT:

Dated: October 2, 2000.                  /s/ James M. Rosenbaum
       ----------------                  ---------------------------------------
                                         The Honorable James M. Rosenbaum
                                         United States District Judge

                                    EXHIBIT B

                          UNITED STATES DISTRICT COURT
                              DISTRICT OF MINNESOTA
                                 FOURTH DIVISION

- - - - - - - - - - - - - - - - - - - - - - - - - - -

In re Summit Medical Systems, Inc.
Securities Litigation                                    Civ. No. 97-558 JMR/FLN

- - - - - - - - - - - - - - - - - - - - - - - - - - -


- - - - - - - - - - - - - - - - - - - - - - - - - - -

Teachers' Retirement System of Louisiana

5.                                                       Civ. No. 97-921 JMR/FLN

Summit Medical Systems, Inc., et al.

- - - - - - - - - - - - - - - - - - - - - - - - - - -


                            ORDER FOR FINAL JUDGMENT

         WHEREAS, the parties to the above-described class action litigation (the "Litigation") entered into a Stipulation of Settlement effective as of September 1, 2000 (the "Stipulation" or "Settlement"), which Stipulation and its Exhibits are hereby incorporated into and made a part of this Order:

         WHEREAS, on _______________ 2000, the Court entered an Order Preliminarily Approving Settlement and Approving a Conditional Settlement Class, which, inter alia: (1) preliminarily approved the Settlement including the Plan of Allocation; (2) approved the forms of notice of the Settlement to members of the Settlement Class ("Settlement Class Members"); (3) directed that appropriate notice of the Settlement be given to the Settlement Class; and (4) set a hearing date for final approval of the Settlement;

         WHEREAS, notice of the Proposed Settlement and other matters was mailed to Settlement Class Members on _________________, 2000, and a summary notice of the Proposed Settlement was published in the USA Today and in the Minneapolis Start Tribune on _________________, 2000;

         WHEREAS, on _____________, 2000, at ________ __.m., at the United
States District Court, District of Minnesota, Courtroom 15E, Minneapolis, Minnesota 55415, the Court held a hearing on whether the Settlement was fair, reasonable, adequate and in the best interests of the Settlement Class ("Settlement Hearing"); and

         WHEREAS, based on the foregoing, having heard the statements of counsel at the Settlement Hearing, having considered all of the files, records, and proceedings in the Litigation, and being fully advised of the premises;

         THE COURT HEREBY FINDS AND CONCLUDES THAT:

         1. This Court has jurisdiction over the subject matter of the Litigation.

         2. The form, content and method of dissemination of the notice given to the Settlement Class, including both published notice and individual notice to all Settlement Class Members who could be identified through reasonable effort, were adequate and reasonable and constituted the best notice practicable under the circumstances.

         3. The notice, as given, complied with the requirements of Rule 23 of the Federal Rules of Civil Procedure, satisfied the requirements of due process and constituted due and sufficient notice of the matters set forth therein.

         4. The Settlement set forth in the Stipulation is fair, reasonable, adequate and in the best interests of the Settlement Class.

         5. The Settlement Class as defined herein meets all of the requirements for class certification set forth in Federal Rule of Civil Procedure 23(a) and 23(b)(3). The Named Plaintiffs and Plaintiffs' Counsel fairly and adequately represent the interests of the Settlement Class Members in connection with the Settlement.

         6. The Named Plaintiffs and the Settlement Class Members, and all and each of them, are hereby bound by the terms of the Settlement set forth in the Stipulation.

         7. The provisions of the Stipulation, including definitions of the terms used therein, are hereby incorporated by reference as though fully set forth herein. The meaning of the terms used herein shall have the meaning assigned to them in the Stipulation.

         NOW, THEREFORE, IT IS HEREBY ORDERED AS FOLLOWS:

         1. The Litigation should proceed as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure and the following Settlement Class is certified: all persons or entities who purchased or acquired shares of Summit during the period August 4, 1995 through March 3, 1997, inclusive on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns, and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries. Excluded from the Settlement Class are the Defendants, subsidiaries, affiliates, officers and directors of Summit, the heirs and members of the immediate families of the individual defendants, the legal representatives, heirs, successors and assigns of any defendant, and any entity in which any defendant has or had a controlling interest.

         2. The Settlement set forth in the Stipulation is fair, reasonable, adequate and in the best interests of the Settlement Class, and it shall be consummated in accordance with the terms and provisions of the Stipulation.

         3. Judgment shall be, and hereby is, entered dismissing the Litigation with prejudice, on the merits against Defendants, not including Ernst & Young LLP, and without costs to any party as against any other.

         4. From and after the Effective Date, the Named Plaintiffs and all members of the Settlement Class (except for those persons who properly excluded themselves from the Class and whose names appear on Exhibit 1) on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns and each of them, and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries have released any and all claims which the Settlement Class Members, or any of them, had or have against Defendants, arising out of, based upon, or otherwise related to, the Released Claims, whether in litigation, arbitration, or any other forum.

         5. The Stipulation of Settlement, and any and all exhibits or documents referred to therein, or any terms, conditions or representations therein, or any action taken to carry out the Stipulation or this Settlement, may not be construed as or used as an admission by or against the Defendants of any fault, wrongdoing or liability whatsoever. Pursuant to Federal Rule of Evidence 408, the Rules of Evidence of the various states and the Rules of Evidence followed by any quasi-judicial bodies, including regulatory and self-regulatory organizations, the fact of entering into or carrying out the Stipulation, the exhibits hereto, and any negotiations and proceedings related hereto, shall not be construed as, offered into evidence as, or deemed to be evidence of, an admission or concession of liability by or an estoppel against any of the parties. Likewise, such acts shall not be offered or received into evidence, or considered, in any action or proceeding against any party to the Litigation in any judicial, quasijudicial, administrative agency, regulatory or self-regulatory organization, or other tribunal, or proceeding for any purpose whatsoever, other than to enforce the provisions of this Stipulation or the provisions of any related agreement, release, or exhibit hereto, or in the case of any subsequent action against the Defendants, Named Plaintiffs, and Plaintiffs' Counsel, or the Class on any or all of the Released Claims, in order to support a defense of res judicata, collateral estoppel, accord and satisfaction, release or other theory of claim or issue preclusion or similar defense.

         6. Each Settlement Class Member, on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries, releases and forever discharges any and all manner of actions, causes of action, suits, obligations, claims, debts, demands, agreements, promises, liabilities, controversies, costs, expenses, and attorneys' fees whatsoever, whether in law or equity and whether based on federal law, state law, common law, or foreign law, right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which they or any of them, either individually or as a Settlement Class Member, ever had, now have, or can have, or shall or may hereafter have against Defendants (as defined in Paragraph V.A.4) or any of them, for, based on, by reason of or arising from or in any way relating to the Released Claims. Each Settling Class Member releases and forever discharges Defendants whether or not such Settling Class Member executes and delivers the Proof of Claim and Release.

         7. The Settlement Class Members shall be forever barred and enjoined from commencing, instituting or prosecuting any action or other proceeding in any court of law or equity, arbitration tribunal or administrative forum, directly, representatively or derivatively, that asserts against Defendants any claims that relate to or constitute any of the Released Claims.

         8. All Persons shall be barred and permanently enjoined from initiating, asserting or prosecuting any and all future claims for contribution arising out of or relating to the overstatement of revenues that gave rise to the underlying action.

         9. All Persons or entities whose names appear on Exhibit 1, which is attached and incorporated, who have duly and timely requested exclusion from the Settlement Class are excluded from the Settlement Class, not bound by this Order and Final Judgment, and may not under the circumstances make any claim or receive any benefit from the Settlement. Each Settlement Class Member not appearing on Exhibit 1 is bound by this Order and Final Judgment, and will remain forever bound, regardless of whether such member ever files a Proof of Claim and Release.

         10. Plaintiffs' Co-Lead Counsel and counsel for the plaintiffs are hereby awarded ________________________ from the Class Settlement Fund with interest, as reasonable attorneys' fees, expert fees, costs, and expenses which shall be paid from the Class Settlement Fund to Plaintiffs' Co-Lead Counsel for Plaintiffs' Co-Lead Counsel to allocate among plaintiffs' counsel, which amount shall bear interest until it is paid at the same rate as that earned by the Settlement Fund.

         11. The Defendants and their counsel and agents shall have no responsibility or liability whatsoever with respect to and no person shall have any claim against the Defendants and their counsel and agents with respect to the investment or disbursement of the Class Settlement Fund by the Escrow Agent, or the determination, administration, calculation or payment of claims, or withholding of taxes, or any losses incurred in connection therewith, or with respect to any other matter relating to the processing of claims.

         12. The Court hereby retains and reserves jurisdiction over (a) implementation of the Settlement and any distribution to Authorized Claimants under the terms and conditions of the Stipulation and pursuant to further orders of this Court; (b) disposition of the Class Settlement Fund, (c) the Litigation, until (i) the Effective Date contemplated by paragraph V.A.5 of the Stipulation, which will occur on the date upon which this judgment is no longer subject to further appeal or review, and (ii) each and every act agreed to be performed by the parties shall have been performed pursuant to the terms and conditions of the Stipulation, including the exhibits annexed thereto: (d) the Litigation, for the purpose of implementing distribution to shareholders in accordance with the notice; and (e) all parties, for the purpose of enforcing and administering the Stipulation and this Settlement.

         13. There is no just reason for delay in the entry of judgment pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, and the Clerk is hereby directed to enter judgment in accordance with this Order and Final Judgment.

         14. Entry of final judgment and final approval of the Settlement settles all claims that have been asserted or could have been asserted in this Litigation.

         15. Certification under Rule 54(b) will not result in unnecessary appellate review, nor will review of the adjudicated claims moot any further developments in the Litigation. Even if appeals are subsequently filed, the nature of these claims are such that the appellate Court would not have to decide the same issue more than once. The reservation of jurisdiction by this Court pursuant to paragraph 9 shall not affect in any way the finality of this Order and Final Judgment.

         16. Any and all objections to the Settlement, the Plan of Allocation and the application for attorneys' fees, expense fees, costs and expenses are hereby denied.

         LET JUDGMENT BE ENTERED ACCORDINGLY.



                                          BY THE COURT:

Dated:                       , 2000.
       ----------------------             --------------------------------------
                                          The Honorable James M. Rosenbaum
                                          United States District Judge

                                    EXHIBIT C

                          UNITED STATES DISTRICT COURT
                              DISTRICT OF MINNESOTA
                                 FOURTH DIVISION

- - - - - - - - - - - - - - - - - - - - - - - - - - -

In re Summit Medical Systems, Inc.
Securities Litigation                                    Civ. No. 97-558 JMR/FLN

- - - - - - - - - - - - - - - - - - - - - - - - - - -


                       NOTICE OF PENDENCY OF CLASS ACTION,
                         SETTLEMENT AND FAIRNESS HEARING

TO: ALL PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED SHARES IN SUMMIT MEDICAL SYSTEMS, INC. SECURITIES ("SUMMIT") DURING THE PERIOD AUGUST 4, 1995 THROUGH MARCH 3, 1997, INCLUSIVE (THE "CLASS PERIOD").

                                  SPECIAL NOTE

THIS NOTICE MAY AFFECT YOUR RIGHTS. YOU ARE URGED TO READ IT CAREFULLY. PLEASE NOTE THAT THOSE PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED SUMMIT SHARES DURING THE PERIOD AUGUST 4, 1995 THROUGH MARCH 3, 1997, INCLUSIVE, MAY BE SETTLEMENT CLASS MEMBERS AND MAY BE ENTITLED TO SHARE IN THE PROCEEDS OF THE PROPOSED CLASS ACTION SETTLEMENT DESCRIBED IN THIS NOTICE.

                               SETTLEMENT SUMMARY

STATEMENT OF CLASS RECOVERY

         The proposed settlement creates a fund in the amount of $750,000 in cash, 100,000 shares of Celeris Corp. common stock and 500,000 warrants in Celeris Corp. common stock (the "Settlement Fund"). The total value of the settlement is approximately $2,000,000 based on the Celeris Corp. stock price as of September 14, 2000. Based on plaintiffs' counsel estimate of the number of shares entitled to participate in the settlement, the average recovery per share before deduction of any Court awarded attorneys' fees and expenses, would be approximately $.30, depending on, among other things, the number of valid claims submitted by Settlement Class

Members, the actual prices paid for Summit common stock, and when such shares were purchased and sold during the Class Period. The total value of the settlement is based upon current market prices and there is a potential that when the distribution is made, the actual recovery may be greater or less based upon a change in the market value of the Celeris Corp. common stock.

         Defendants deny any liability to plaintiffs and, as a result, believe there should be no damages. The parties also do not agree on the average amount of damages per share that would be recoverable if plaintiffs were to have prevailed on each claim asserted. The issues on which the parties disagree include: (1) the appropriate economic model for determining the amount by which Summit common stock was allegedly artificially inflated (if at all) during the Class Period; (2) the amount by which Summit common stock was allegedly artificially inflated (if at all) during the Class Period; (3) the effect of various market forces influencing the trading price of Summit common stock at various times during the Class Period; (4) the extent to which external factors, such as general market conditions, influenced the trading price of Summit common stock at various times during the Class Period; (5) the extent to which the various matters that Plaintiffs alleged were materially false or misleading influenced (if at all) the trading price of Summit common stock at various times during the Class Period; (6) the extent to which the various allegedly adverse material facts that Plaintiffs alleged were omitted influenced (if at all) the trading price of Summit common stock at various times during the Class Period; and (7) whether the statements made of facts allegedly omitted were false, material or otherwise actionable under the federal securities laws.

STATEMENT OF ATTORNEYS' FEES AND COSTS SOUGHT

         Plaintiffs' Counsel intend to apply to the Court for an award of attorneys' fees not to exceed 33-1/3% of the Settlement Fund plus expert fees and other costs and expenses.

IDENTIFICATION OF PLAINTIFFS REPRESENTATIVES Persons with questions may contact:

         Richard A. Lockridge                Stanley M. Grossman

         Gregg M. Fishbein                   Patrick V. Dahlstrom
         Lockridge Grindal Nauen P.L.L.P.    Pomerantz Haudek Block & Grossman
         100 Washington Avenue South #2200   100 Park Avenue, 26th Floor
         Minneapolis, MN  55401              New York, NY  10017

         Karen L. Morris
         Patrick F. Morris
         1105 North Market Street, Suite 1600
         Wilmington, DE  19801

REASONS FOR SETTLEMENT

         Plaintiffs' Counsel have carefully weighed the benefits to the Settlement Class of the settlement of the Litigation for the consideration offered by the Defendants against the significant costs, risks of recovery, and delay that continued prosecution of the Litigation would involve. Plaintiffs' Counsel recognize the expense and length of continued proceedings necessary to continue the Litigation against the Defendants through trial and appeals and have considered the problems of proof, and believe that the certainty and amount of this recovery outweigh the risks of proceeding further with the Litigation. The Defendants, while denying any wrongdoing or liability relating to matters alleged, have concluded that further conduct of the Litigation would be unduly expensive, burdensome and protracted. They have devoted, and unless this settlement is finalized, will continue to devote substantial amounts of time, energy and resources to the defense of the claims asserted by the Named Plaintiffs in the Litigation. The Defendants have determined that it is in their best interests to settle the Litigation in the manner and upon the terms and conditions set forth in this Stipulation to eliminate the burden and the expense of further protracted litigation.

                             PURPOSE OF THIS NOTICE

         This Notice is given to you pursuant to Rule 23 of the Federal Rules of Civil Procedure and pursuant to an Order of the United States District Court for the District of Minnesota (the "Court") entered on October 4, 2000, in the above-entitled class action (the "Litigation"), as described more fully below.

         A proposed settlement of $750,000 in cash, 100,000 shares of Celeris common stock and 500,000 Celeris warrants has been reached in the Litigation and preliminarily approved by the Court. The total settlement value is approximately $2,000,000 based on the price of Celeris stock as of September 14, 2000.This proposed settlement was reached as a result of extensive negotiations between counsel for the plaintiffs ("Named Plaintiffs") and counsel for the Defendants. The purpose of this Notice is to advise you of this proposed settlement, the terms of which are summarized herein and are fully contained in documents filed with the Court and which are available for your inspection at the offices of the Clerk of Court for the United States District Court for the District of Minnesota, Room 202, 300 South Fourth Street, Minneapolis, Minnesota 55415, during regular business hours; or a complete set of settlement documents will be made available to you upon request which may be obtained by writing to Richard Lockridge and Gregg Fishbein, Lockridge Grindal Nauen P.L.L.P., 100 Washington Avenue South, Suite 2200, Minneapolis, MN 55401; to notify you of a hearing to be held by the Court at 9:00 a.m. on January 5, 2001, in Courtroom 15E, United States District Court, District of Minnesota. U.S. Courthouse, 300 South Fourth Street, Minneapolis, Minnesota 55415, with regard to final approval of the proposed settlement and award of attorneys' fees and expenses; to advise you of your right to file written objections to or exclude yourself from the proposed settlement and to appear at the hearing; and to advise you of the need to timely file a Proof of Claim and Release Form in order to share in the proceeds to be distributed pursuant to the settlement.

         IF THE PROPOSED SETTLEMENT IS APPROVED BY THE COURT, YOU WILL BE BOUND BY THE TERMS OF THE PROPOSED SETTLEMENT AND BY THE FINAL JUDGMENT AND ORDER OF DISMISSAL CONTEMPLATED THEREUNDER EVEN IF YOU FAIL TO SUBMIT A PROOF OF CLAIM AND RELEASE FORM. ALL CLAIMS WILL BE DEEMED RELEASED UNLESS YOU SEEK EXCLUSION IN ACCORDANCE WITH PARAGRAPH 3 OF THIS NOTICE. CERTAIN PROVISIONS OF THE PROPOSED SETTLEMENT ARE DESCRIBED 1N THIS NOTICE, BUT THE DOCUMENTS ON FILE WITH THE COURT MORE FULLY SET FORTH THE PROPOSED SETTLEMENT AND GOVERN ITS TERMS.

                  BACKGROUND AND DESCRIPTION OF THE LITIGATION

         Plaintiffs commenced this class action pursuant to Section 10(b) and 20(a) of the Securities Exchange Act of 1934, and Sections 11 and 15 of the Securities Act of 1933 on behalf of a class of persons who purchased or otherwise acquired shares of Summit Medical Systems, Inc. stock between August 4, 1995, the date of Summit's initial public offering, and March 3, 1997, the date Summit announced that its financial statements had overstated its revenues since 1994. The original defendants were Summit and certain individual officers and directors of Summit and Ernst & Young, the accounting firm which served as an "expert" in connection with Summit's IPO. The Teachers' Retirement System of Louisiana brought an individual action against Summit and the same individual defendants. Ernst & Young was dismissed as a defendant in this action and a separate suit was later commenced against them. The remaining parties in this action and the Teachers' Retirement System of Louisiana have now reached a settlement. Defendants deny all allegations that they violated the securities laws.

                            STIPULATION OF SETTLEMENT

         1. All of the parties to the Litigation have entered into a Stipulation of Settlement (the "Stipulation"), which has been preliminarily approved by the Court. The Stipulation fully sets forth the terms of the proposed settlement of the Litigation and is available for inspection as herein provided. Certain terms are defined in the Stipulation, and if used in this Notice have the meaning assigned to them in the Stipulation.

         THE COURT HAS NOT DECIDED ANY OF THE SUBSTANTIVE CONTENTIONS OF THE PARTIES, AS PLED BY THE COMPLAINT, AND, THEREFORE, NO INFERENCES REGARDING THE MERITS OF THE LITIGATION SHOULD BE DRAWN FROM THE SENDING OF THIS NOTICE. THE GIVING OF THIS NOTICE IS NOT MEANT TO IMPLY THAT THERE HAVE BEEN ANY VIOLATIONS OF THE LAW OR THAT RECOVERY AFTER TRIAL COULD OR COULD NOT BE HAD IF THE LITIGATION HAD NOT SETTLED.

                      CLASS ACTION DETERMINATION; EXCLUSION

         2. Pursuant to the Court's Order Preliminarily Approving Settlement dated October 4, 2000, the Court certified a Settlement Class of all persons or entities who purchased or otherwise acquired shares of Summit during the period August 4, 1995 through March 3, 1997, inclusive on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns, and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries. Excluded from the Settlement Class are the Defendants, subsidiaries, affiliates, officers and directors of Summit, the heirs and members of the immediate families of the individual defendants, the legal representatives, heirs, successors and assigns of any defendant, and any entity in which any defendant has or had a controlling interest.

         3. You may request to be excluded from the Settlement Class by filing a written request for exclusion on or before December 22, 2000, with the Clerk of the United States District Court for the District of Minnesota, by mail addressed to the Clerk of United States District Court, Room 202,

300 South Fourth Street, Minneapolis, Minnesota 55415. Such request must be filed in an envelope marked, "Request for Exclusion," must refer to the action IN RE SUMMIT MEDICAL SYSTEMS, INC. SECURITIES LITIGATION, Civ. No. 97-558 JMR/FLN, and must include a statement that such Settlement Class Member wishes to be excluded from participation in the proposed settlement. The request for exclusion also must provide the quantity (I.E., the number of shares) of Summit purchased, the dates of such purchases, the price paid or consideration given for the shares purchased, the dates such shares were sold, and the amount of the proceeds of such sale. If you submit a timely request for exclusion as specified in this paragraph, you will not be bound by the settlement as set forth in the Stipulation and described in this Notice, and will not be entitled to receive any proceeds from the settlement or to participate in any other benefits of the settlement. Copies of such requests for exclusion must also be served by first class mail or by hand on and received by the following counsel on or before the date those requests are filed with the Clerk of Court:

         Richard A. Lockridge                 Stanley M. Grossman
         Gregg M. Fishbein                    Patrick V. Dahlstrom
         Lockridge Grindal Nauen P.L.L.P.     Pomerantz Haudek Block & Grossman
         100 Washington Avenue South #2200    100 Park Avenue, 26th Floor
         Minneapolis, MN  55401               New York, NY  10017

         Karen L. Morris
         Patrick F. Morris
         1105 North Market Street, Suite 1600
         Wilmington, DE  19801

         Attorneys for Plaintiffs and the Settlement Class

         - and-

         Peter W. Carter
         Dorsey & Whitney LLP
         Pillsbury Center South
         220 South Sixth Street
         Minneapolis, MN  55402

         Attorneys on behalf of the Defendants

PLEASE NOTE: If you want to participate in this settlement and if you do not intend to pursue your own action against Defendants, you should not request to be excluded from this class. If you do intend to pursue your own action against Defendants, you should consult your attorney promptly because the applicable statutes of limitations may bar your claims.

         4. If you are a member of the Settlement Class, you may, but are not required to, enter an appearance through counsel of your own choosing at your own expense. If you do not do so, and if you do not request exclusion from the Settlement Class, you will be represented, without additional cost to you, by Plaintiffs Co-Lead Counsel:

         Richard A. Lockridge                  Stanley M. Grossman
         Gregg M. Fishbein                     Patrick V. Dahlstrom
         Lockridge Grindal Nauen P.L.L.P.      Pomerantz Haudek Block & Grossman
         100 Washington Avenue South #2200     100 Park Avenue, 26th Floor
         Minneapolis, MN  55401                New York, NY  10017

         Karen L. Morris
         Patrick F. Morris
         1105 North Market Street, Suite 1600
         Wilmington, DE  19801

                       SUMMARY OF THE PROPOSED SETTLEMENT

         5. The proposed settlement calls for a Class Settlement Fund to be created consisting of a payment in the sum of $750,000 in cash, 100,000 shares of Celeris Corp. common stock and 500,000 warrants for Celeris Corp. stock with an exercise price of $4.00 per share and an expiration date of September, 1 2005. The total value of the Class Settlement Fund is approximately $2,000,000 based on Celeris Corp. stock price as of September 14, 2000. The Class Settlement Fund, including interest earned thereon, will be distributed to Settlement Class Members after a deduction of such amounts as are awarded by the Court to Plaintiffs' counsel for attorneys' fees, experts' fees, costs and expenses ("Net Settlement Fund"). It is anticipated that some or all of the Celeris Corp. common stock will be sold prior to distribution to Settlement Class Members. The proceeds from such stock sales will be included in the money distributed to the Settlement Class Members. At this time, it is anticipated that the average per share recovery is approximately $.30.

         6. Each Settlement Class Member who submits a Proof of Claim and Release Form ("Claimant") will be awarded a pro rata share of the Net Settlement Fund which will be determined by the ratio that each Authorized Claimant's loss bears to the recognized losses of all other Authorized Claimants. If a member of the Settlement Class sold its, his or her Summit shares at a price higher than its, his or her purchase price for such shares, there is no Recognized Loss and in such event the member of the Settlement Class is not entitled to receive any proceeds of the Class Settlement Fund with respect to such transactions.

         7. The proposed settlement contains the following release terms:


            Each Settlement Class Member, on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns, and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries, releases and forever discharges any and all manner of actions, causes of action, suits, obligations, claims, debts, demands, agreements, promises, liabilities, controversies, costs, expenses, and attorneys' fees whatsoever, whether in law or in equity and whether based on federal law, state law, common law, or foreign law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which they or any of them, either individually or as a Settlement Class Member, ever had, now have, or can have, or shall or may hereafter have against Defendants or any of them, for, based on, by reason of or arising from or in any way relating to the Released Claims.

            The Settlement Class Members shall be forever barred and enjoined from commencing, instituting or prosecuting any action or other proceeding in any court of law or equity, arbitration tribunal or administrative forum, directly, representatively or derivatively, that asserts against Defendants any claims that relate to or constitute any of the Released Claims.

            All persons shall be forever barred and permanently enjoined from instituting, asserting or prosecuting any and all future claims for contribution arising out of or relating to the overstatement of revenues that gave rise to the underlying litigation.

         8. The proposed settlement also requires the full and final dismissal of the Litigation with prejudice and on the merits in favor of the Defendants and against all Settlement Class Members, without costs to any party as against any other, except as provided in the Stipulation.

         9. The proposed settlement is subject to the approval of the Court. Further, the Named Plaintiffs and the Defendants may withdraw from the proposed settlement under certain other circumstances described in the Stipulation in which event the Stipulation will be terminated. If the Stipulation is terminated, then the Class Settlement Fund will be returned to the Defendants. Any reasonable and necessary amounts actually incurred in connection with the Costs of Notice and Settlement Administration, up to a maximum of $50,000, will not be refunded.

         10. If the Court does not approve the proposed settlement, or if the proposed settlement or Stipulation is voided, terminated or canceled according to its terms, then the parties and the Litigation shall revert to their respective positions as of the date and time prior to the execution of the Stipulation and the Litigation shall proceed in all respects as if no Stipulation had occurred.

                         APPLICATION FOR ATTORNEYS FEES,
                        EXPERTS' FEES, COSTS AND EXPENSES

         11. Plaintiffs' Counsel will jointly apply to the Court for an award of attorneys' fees not to exceed one-third of the Class Settlement Fund. In addition, Plaintiffs' Counsel will seek reimbursement of experts' fees, costs and expenses to be paid out of the Class Settlement Fund. The amounts to be awarded to the Plaintiffs' Counsel, if any, will be decided by the Court.

                             THE SETTLEMENT HEARING

         12. A hearing will be held before the Honorable James M. Rosenbaum, United States District Judge, in Courtroom 15E, United States District Court, District of Minnesota, 300 South Fourth Street, Minneapolis, Minnesota 55415 on January 5, 200, at 9:00 a.m. (the "Settlement Hearing") to determine: (a) whether the proposed settlement should be approved as fair, reasonable, adequate and in the best interests of the Settlement Class; (b) whether the Plan of Allocation should be approved; (c) whether a final judgment should be entered dismissing the Litigation with prejudice as required by the Stipulation; and (d) disposition of the Plaintiffs' Counsels' application for an award of attorneys' fees, experts' fees, costs and expenses to be paid from the Class Settlement Fund.

         13. Although the issue of approval or disapproval of the settlement and the application for an award of attorneys' fees, experts' fees, costs and expenses may be decided at the same time, whether the proposed settlement is approved and consummated will not depend upon whether an award of attorneys' fees, experts' fees, costs and expenses is approved.

         14. The hearing on the proposed Settlement may be adjourned by the Court from time to time, without further notice. The Court reserves the right to act upon any or all of the matters set forth in Paragraph 13 without further notice of any kind and to consider any other matter related to the proposed settlement.

                                 RIGHT TO APPEAR

         15. At the Settlement Hearing, any member of the Settlement Class may appear in person or by counsel and show cause, if any, why the proposed settlement should not be approved as fair, reasonable, adequate and in the best interests of the Settlement Class; why the proposed allocation of settlement proceeds among Settlement Class Members should not be approved; why final judgment should not be entered; or why the Court should not award the requested attorneys' fees, experts' fees, costs and expenses to the Plaintiffs' Counsel. However, no person will be heard at the Settlement Hearing unless the following materials are served and filed by such person as described herein: (a) a notice of intention to appear; (b) with respect to each transaction in Summit made by such person during the Settlement Class Period, a statement setting forth the date, type of transaction, price and amount of shares involved; (c) a detailed statement of such person's specific objection to any matter before the Court, the grounds therefor and the reasons for such person's desiring to appear and to be heard; and (d) all documents and writings which such person desires the Court to consider. Such materials must be FILED with and RECEIVED by the Clerk of Court, United States District Court for the

District of Minnesota, by a filing at Room 202, 300 South Fourth Street, Minneapolis, Minnesota 55415 by December 22, 2000. Copies of such materials must also be sent to and RECEIVED by the following counsel ON OR BEFORE THAT SAME
DATE:

         Richard A. Lockridge
         Gregg M. Fishbein
         Lockridge Grindal Nauen P.L.L.P.
100 Washington Avenue South #2200
Minneapolis, MN  55401

Attorneys for Plaintiffs and the Settlement Class

- and-

Peter W. Carter
Dorsey & Whitney LLP
Pillsbury Center South
220 South Sixth Street
Minneapolis, MN  55402

Attorneys on behalf of the Defendants.

All such notices, statements, documents and writings must refer to the action IN RE SUMMIT MEDICAL SYSTEMS, INC. SECURITIES LITIGATION, Civ. No. 97-558 JMR/FLN.

         16. No member of the Settlement Class shall be entitled to object to the proposed settlement, to the proposed allocation of settlement proceeds, to the final judgment to be entered in the Litigation or to any award of attorneys fees', experts' fees, costs and expenses to the Plaintiffs' Counsel, or otherwise to be heard, except by serving and filing a written notice of intention to appear and written objections as described above. Any person who fails to object in the manner and by the date described above shall be deemed to have waived any objections and shall be barred forever from raising such objections in this or any other action or proceeding.

         17. If you are satisfied with the proposed settlement and do not wish to be heard with respect to its terms, with respect to allocation of settlement proceeds, with respect to the entry of judgment or with respect to the payment of attorneys fees', experts fees', costs and expenses to the plaintiffs' counsel, you need not appear at the Settlement Hearing.

                   NOTICE TO BANKS, BROKERS AND OTHER NOMINEES

         18. Pursuant to an order of this Court, each bank, brokerage firm and other nominee for a beneficial owner who purchased Summit during the Settlement Class Period is directed promptly to forward to all such persons a copy of this Notice and the Proof of Claim and Release Form enclosed herewith. Upon request by any such nominee, additional copies of this Notice and the Proof of Claim and Release Form may be obtained without charge by written request to the following:

                           Claims Administrator
                           Summit Medical Litigation
                           P.O. Box 2370
                           Minneapolis, Minnesota 55402-0370

         Upon the receipt of a list of names and addresses of persons for whom nominees purchased Summit during the Settlement Class Period, Plaintiffs' Counsel shall cause a copy of this Notice and the Proof of Claim and Release Form to be sent to each person so named. Plaintiffs' Counsel shall reimburse any nominee for reasonable expenses incurred by the nominee either in mailing copies of this Notice directly or in identifying beneficial owners.

                           PROOF OF CLAIM AND RELEASE

         19. A Settlement Class Member who wishes to share in the proceeds of the proposed settlement described above must submit the Proof of Claim and Release Form enclosed herewith no later than December 15, 2000. Whether or not such Settlement Class Member has filed and served any objections pursuant to Paragraph 15 of this Notice, any Settlement Class Member who fails timely to submit a completed Proof of Claim and Release Form will be barred from sharing in the distribution of proceeds of the proposed settlement and will be bound by any settlement approved and any judgments entered by the Court in the Litigation, whether favorable or unfavorable.

         20. A Proof of Claim and Release Form sent by mail shall be deemed to have been filed when postmarked if mailed by first class, registered or certified mail, postage prepaid, and ADDRESSED IN

ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE PROOF OF CLAIM AND RELEASE FORM. All other Proof of Claim and Release Forms shall be deemed to have been filed at the time they are actually received.

         21. If you did not receive a Proof of Claim and Release Form in the mail with this Notice, you may obtain such a form by a written request addressed to the following:

                  Claims Administrator
                  Summit Medical Litigation
                  P.O. Box _2370
                  Minneapolis, Minnesota 55402-0370

In your written request, you must include your name and your current address.

                   SCOPE OF THIS NOTICE; EXAMINATION OF PAPERS

         22. The foregoing statements concerning the Settlement Hearing, the Litigation, the terms of the proposed settlement and other matters described herein do not purport to be comprehensive. For full details, members of the Settlement Class are referred to the Stipulation, to the documents referred to herein and to the pleadings and other papers filed with the Court in the Litigation, which documents may be examined by you or your attorney during regular business hours on any business day at the offices of the Clerk of Court for the United States District Court for the District of Minnesota, Room 202, 300 South Fourth Street, Minneapolis, Minnesota 55415. If you have questions concerning any of the above or would like a copy of the settlement documents, you may contact Richard Lockridge or Gregg Fishbein, Lockridge Grindal Nauen P.L.L.P., 100 Washington Avenue South, Suite 2200, Minneapolis, MN 55401. You also may call the Claims Administrator at 1-800-XXX-XXXX. PLEASE DO NOT CALL THE COURT OR THE CLERK OF THIS COURT TO ANSWER YOUR QUESTIONS.


                                           BY THE COURT:



Dated:                            , 2000.
       --------------------------          -------------------------------------
                                           The Honorable James M. Rosenbaum
                                           United States District Judge

                                    EXHIBIT D

                          UNITED STATES DISTRICT COURT
                              DISTRICT OF MINNESOTA
                                 FOURTH DIVISION

- - - - - - - - - - - - - - - - - - - - - - - - - - -

In re Summit Medical Systems, Inc.
Securities Litigation                                    Civ. No. 97-558 JMR/FLN

- - - - - - - - - - - - - - - - - - - - - - - - - - -


                         SUMMARY NOTICE OF CLASS ACTION,
                         SETTLEMENT AND FAIRNESS HEARING

TO: ALL PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED SHARES IN SUMMIT MEDICAL SYSTEMS, INC. SECURITIES ("SUMMIT") DURING THE PERIOD AUGUST 4, 1995 THROUGH MARCH 3, 1997:

         This Notice is given pursuant to Rule 23 of the Federal Rules of Civil procedure and the October 4, 2000 Order of the United States District Court for the District of Minnesota, Fourth Division. The purpose of this Notice is to inform you that the consolidated action brought in the Court as a class action on behalf of purchasers of Summit during the period August 4, 1995 through March 3, 1997, inclusive, has concluded in a proposed settlement of $750,000 in cash, 100,000 shares of Celeris Corp. common stock and 500,000 warrants of Celeris Corp. The total value of the settlement is approximately $2 million before any award of attorneys' fees and costs. The action alleged violations of the federal securities laws. IF YOU PURCHASED OR OTHERWISE ACQUIRED SUMMIT SHARES DURING THE PERIOD AUGUST 4, 1995 THROUGH MARCH 3, 1997, INCLUSIVE, YOU MAY BE ELIGIBLE TO SHARE IN THE SETTLEMENT, AND YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT.

         On October 16, 2000, a Notice, including a Proof of Claim and Release, was mailed to potential class members. That Notice contains important information regarding the rights of class members and a form that must be completed to share in the settlement. If you believe you are a member of the class as defined above, and if you have not received a copy of the Notice by mail, you may request a copy free of charge by mailing your request to: CLAIMS ADMINISTRATOR, SUMMIT MEDICAL LITIGATION, P.O. BOX 2370, MINNEAPOLIS, MN 55402-0370.

o PROOF OF CLAIM AND RELEASE FORMS MUST BE FILED BY CLASS MEMBERS BY DECEMBER 15, 2000.

o OBJECTIONS TO THE PROPOSED SETTLEMENT MUST BE FILED WITH THE COURT BY DECEMBER 22, 2000 AND SENT TO COUNSEL BY DECEMBER 22, 2000.

o REQUESTS FOR EXCLUSION FROM THE CLASS MUST BE RECEIVED BY LEAD COUNSEL NO LATER THAN DECEMBER 15, 2000.

         Lead Counsel for the Plaintiff Class in this matter are Lockridge Grindal Nauen P.L.L.P., 100 Washington Avenue South, Suite 2200, Minneapolis, MN 55401; Pomerantz Haudek Block & Grossman, 26th Floor, 100 Park Avenue, New York, NY, 10017; and Morris and Morris, Suite 1600, 1105 North Market Street, Wilmington, DE 19801.

         A HEARING ON THE FAIRNESS OF THE SETTLEMENT AND CLASS COUNSEL'S REQUEST FOR ATTORNEYS' FEES AND EXPENSES WILL BE HELD ON JANUARY 5, 2001 AT THE UNITED STATES COURTHOUSE, COURTROOM 15E, 300 SOUTH FOURTH STREET, MINNEAPOLIS, MINNESOTA 55415.

         For more information, please contact the Claims Administrator, in writing, at the address listed above or at the telephone number 1-800-XXX-XXXX.

         DO NOT TELEPHONE THE CLERK OF COURT REGARDING THIS NOTICE.


Dated: _______________________              BY ORDER OF THE COURT
                                            UNITED STATES DISTRICT COURT
                                            DISTRICT OF MINNESOTA

                                    EXHIBIT E

                          UNITED STATES DISTRICT COURT

                              DISTRICT OF MINNESOTA

                                 FOURTH DIVISION

- - - - - - - - - - - - - - - - - - - - - - - - - - -

In re Summit Medical Systems, Inc.
Securities Litigation                                    Civ. No. 97-558 JMR/FLN

- - - - - - - - - - - - - - - - - - - - - - - - - - -

                           PROOF OF CLAIM AND RELEASE

         NOTICE TO ALL PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED SHARES IN SUMMIT MEDICAL SYSTEMS, INC. SECURITIES LITIGATION ("SUMMIT") DURING THE PERIOD AUGUST 4, 1995 THROUGH MARCH 3, 1997, INCLUSIVE: By Notice of Pendency of Class Action, Settlement and Fairness Hearing (the "Notice"), enclosed with this Proof of Claim and Release, you have been notified that, subject to approval by the United States District Court for the District of Minnesota (the "Court"), the above-described action (the "Litigation") has been settled, and that the settlement, if approved by the Court, will result in a fund to be distributed to authorized Settlement Class Members under the supervision of the Court.

         Only members of the Settlement Class who submit the attached Proof of Claim and Release Form and who have an Allowed Claim (as described in the Notice) are entitled to share in the Class Settlement Fund. You are not entitled to share therein if you exercise the option set forth in the Notice to exclude yourself from participation in the Settlement Class. You must have a Recognized Loss in order to share in the distribution of net settlement proceeds. If you have no loss, you will not be entitled to participate in the Class Settlement Fund but will be bound by the terms of the settlement.

         The Settlement Class consists of all persons or entities who purchased or otherwise acquired shares of Summit Medical Systems, Inc. ("Summit") during the period August 4, 1995 through March 3, 1997, inclusive, on behalf of themselves and their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns, and any of their former and present employees, directors, officers, accountants, agents, attorneys, representatives, affiliates and subsidiaries ("the Settlement Class"). Excluded from the Settlement Class are the Defendants, subsidiaries, affiliates, officers and directors of Summit, the heirs and members of the immediate families of the individual defendants, the legal representatives, heirs, successors and assigns of any defendant, and any entity in which any defendant has or had a controlling interest.

         If you think you are a member of the Settlement Class by virtue of the purchase of Summit stock, you must submit the attached Proof of Claim and Release Form to obtain a recovery in this Litigation.

         NOTICE TO BROKERS AND OTHER NOMINEES: If you purchased or acquired Summit stock during the Settlement Class Period for another person or are acting as administrator or executor for one who owned Summit stock purchased during the Class Period, you are required to inform the beneficial owners of such stock, or any heirs or other persons who might assert a claim for losses sustained on such stock, of their right to file a Proof of Claim. You may obtain additional copies of this Proof of Claim and Release Form from: Claims Administrator, Summit Medical Litigation, P.O. Box 2370, Minneapolis, Minnesota 55402-0370. Plaintiffs' Co-Lead Counsel shall reimburse you for reasonable expenses incurred by the nominee either in mailing copies of this Notice directly or in identifying beneficial owners.

                         INSTRUCTIONS ON MAKING A CLAIM:

TO RECEIVE ANY PAYMENTS FROM THIS SETTLEMENT, YOU MUST SIGN THIS PROOF OF CLAIM AND RELEASE FORM.

         1. Distribution of the proceeds of the settlement is subject to court approval.

         2. This Proof of Claim and Release Form must be received on or before December 15, 2000 and mailed to:

                     Claims Administrator
                     Summit Medical Litigation
                     P.O. Box 2370
                     Minneapolis, Minnesota 55402-0370

         3. Neither the Clerk of Court, Named Plaintiffs or Plaintiffs' Counsel will be responsible if your Proof of Claim and Release Form is not timely received. You may, therefore, wish to use a return receipt mail service to protect your claim, though it is not required.

         4. The Proof of Claim must be filed in the name or names of the actual beneficial owner or owners of the stock upon which the claim is based. All joint owners must sign the Proof of Claim and Release Form. Executors, administrators, guardians and trustees may complete and sign the form on behalf of the persons represented by them, but must identify the beneficial owners. Proof of their authority need not accompany the Proof of Claim and Release Form, but their titles or capacities must be stated.

         5. Your Proof of Claim and Release Form must be signed.

         6. Do not submit more than one Proof of Claim and Release Form for all of your claims. Do not submit any duplicate claims. If, subsequent to filing a claim, you discover additional claims or documentation, write to the address given above, identify your original claim, and ask that it be supplemented.

         7. You will recover a pro rata amount of your losses based upon the total losses ("Recognized Loss") sustained by all members of the Settlement Class. You need not compute your

Recognized Loss. If a member of the Settlement Class sold Summit shares at a price higher than the purchase price for such shares, there is no Recognized Loss and in such event that member of the Settlement Class is not entitled to receive any proceeds of the Class Settlement Fund with respect to such transactions.

                         PROOF OF CLAIM AND RELEASE FORM

         The undersigned says that the following is true, correct and complete to the best of its, his or her knowledge, information and belief:

I. IDENTITY OF CLAIMANT

         A. Claimant's name, mailing address and telephone number are as follows (include beneficial owner):


Name:
     ------------------------------------

Address:
        ---------------------------------

        ---------------------------------


Beneficial Owner:


Name:
     ------------------------------------

Address:
        ---------------------------------

        ---------------------------------


Telephone: (day) ___________________________ (evening) _________________________

         B. Claimant is (check one):

            ______An Individual       ______Partnership       ______Trustee
            ______Two or more         ______Corporation       ______IRA, Keogh or
                  persons holding           Executor or             other type of
                  securities jointly  ______Administrator           retirement account
            ______Government          ______ QRP or Qualified
                                             Settlement Plan
            ______Other (specify):



         C. Beneficial owner's taxpayer I.D. (Social Security or Employer Identification) number is:

(Note: failure to supply a taxpayer I.D. number may result in the denial of your claim.)

         D. TRANSACTIONS IN SUMMIT SHARES

                  1. At the close of business on August 3, 1995, I owned _________ shares of Summit Medical Systems, Inc. common stock.

                  2. I made the following purchases or other acquisitions of Summit Medical Systems, Inc. common stock during the period August 4, 1995 through and including March 3, 1997, inclusive:


         Date of           Number of                 Purchase Price           Aggregate Cost (including
         Purchase          Shares Purchased          Per Share                 Commission, Taxes and Fees
         --------          ----------------          ---------                 --------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------


                  3. I made the following sales of Summit Medical Systems, Inc. common stock during the period August 4, 1995 through and including March 3, 1997, inclusive:



         Date of           Number of                 Purchase Price           Aggregate Cost (including
         Purchase          Shares Purchased          Per Share                 Commission, Taxes and Fees
         --------          ----------------          ---------                 --------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------

         -----------       ------------              $--------------            $---------------------------


                  4. At the close of business on March 3, 1997, I still owned ___________ shares of Summit Medical Systems, Inc. common stock.

II. CLAIMANT'S ACKNOWLEDGMENTS, REPRESENTATIONS AND RELEASE

         1. By submitting this Proof of Claim and Release, I state that I believe in good faith that: (a) I am a Class Member as defined in the Notice, or am acting for such person; (b) I have read and understood the contents of the Notice; (c) I have not previously filed a request to be excluded from the Class;
(d) I am entitled to receive a share of the Net Settlement Fund; and (e) I desire to participate in the proposed Settlement described in the Notice.

         2. I understand that the information in this Proof of Claim and Release is subject to such verification as the Court may direct and I agree to cooperate in any such verification. I further agree and understand that if the proposed Settlement is approved by the Court and becomes effective, all claims against Defendants which have been or could have been asserted relating to the Litigation will be satisfied, discharged and extinguished forever.

         3. RELEASE: My signature below constitutes a full and complete release by me or, if I am submitting this Proof of Claim and Release on behalf of a corporation, partnership, estate or one or more other persons by it, him, her or them, or by my, its, his, her or their heirs, executors, administrators, beneficiaries, predecessors, successors, assigns, and by any of my, its, his, her or their former and present employees, directors, officers, accountants, agents, attorneys, affiliates and subsidiaries, and each of them, of Defendants and all and each of their predecessors, successors, assigns, direct and indirect subsidiaries, divisions, parents, affiliates, and related entities, and all and each of their respective predecessors, successors, and assigns and all and each of their former and present partners, principals, employees, directors, officers, agents, attorneys, insurers, investment bankers, affiliates, subsidiaries, and each of their respective assigns, successors, agents, heirs, and executors (the "Released Defendant Group"), of and from any and all manner of actions, causes of action, suits, obligations, claims, debts, demands, agreements, promises, liabilities, controversies, costs, expenses, and attorneys' fees whatsoever, whether in law or in equity and whether based on any federal law, state law, common law, foreign law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which I or any of them, ever had, now have, or can have, or shall or may hereafter have, either individually, or as a member of a class, for, based on, by reason of or arising from or in any way relating to the conduct alleged in the Litigation, or any action which could either have been consolidated or coordinated with the Litigation, or any action arising from or in any way related to the conduct alleged in the Litigation which could have been brought in any other forum including, but not limited to the Released Claims, except that nothing here releases any claim arising out of the violation or breach of the Stipulation of Settlement.

         4. My signature below also constitutes a covenant and agreement not to sue any of the Released Defendant Group or otherwise assert, either directly or indirectly, any of the Released Claims against the Released Defendant Group.

         5. My signature below acknowledges that I may have sustained Released Claims which are presently unknown and unsuspected, and that such Released Claims may give rise to additional damages, expenses and losses in the future which are not now anticipated. My signature below acknowledges that this Settlement and the Releases in it have been negotiated and agreed upon in light of this realization and, being fully advised, I expressly waive any and all rights that may exist under any statute or common law principle which would limit the effect of the foregoing release to those claims actually known or suspected to exist at the time of the execution of this Proof of Claim and Release.

         6. I, or the person I represent, agree to submit to the jurisdiction of the United States District Court for the District of Minnesota Fourth Division and be bound by the Federal Rules of Civil Procedure concerning the Proof of Claim and Release, and agree to be bound and subject to the terms of the Order and Final Judgment of the Court in the Litigation, and to furnish such reasonable additional information or proof about this Proof of Claim and Release as the Claims Administrator and the parties or the Court shall require.

         7. I have read and am familiar with the contents of the instructions of the Notice accompanying this Proof of Claim and Release, and understand that references made in this Proof of Claim and Release are to the Notice for the matters described and the terms defined in that Notice.

         I declare under penalty of perjury of the laws of the United States that the foregoing information supplied by the undersigned is true and correct, and that this Proof of Claim and Release Form was executed this day of _________________________, 2000, in ______________________________________
(city, state, country).



------------------------------               -----------------------------------
(Sign your name here)                        (Sign your name here)


------------------------------               -----------------------------------
(Type or print your name here)               (Type or print your name here)


-----------------------------------          -----------------------------------
(Capacity of persons signing, e.g.,          (Capacity of persons signing, e.g.,
beneficial purchaser, executor                beneficial purchaser, executor
or administrator)                             or administrator)